ABS New Transaction

                            Preliminary Term Sheet


                                 $697,200,000
                                 (Approximate)

                                  CWABS, Inc.
                                   Depositor

                          ASSET-BACKED CERTIFICATES,
                                SERIES 2006-IM1




                          [LOGO OMITTED] Countrywide
                                  HOME LOANS
                          Seller and Master Servicer

[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.
















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THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES
CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

                                      2
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[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

Preliminary Term Sheet                         Date Prepared:  January 11, 2006

                          $697,200,000 (Approximate)
               CWABS Asset-Backed Certificates, Series 2006-IM1

-----------------------------------------------------------------------------------------------------------------------------------
                  Principal       WAL (Years)        Payment Window     Expected Ratings     Last Scheduled       Certificate
   Class (1)      Balance (2)     Call/Mat (3)     (Mos) Call/Mat (3)   (S&P/Moody's) (4)   Distribution Date         Type
   -----          -----------     ------------     ------------------   -----------------   -----------------         ----
     A-1         $305,794,000      1.00 / 1.00       1 - 22 /  1 - 22        AAA/Aaa             Sep 2028      Floating Rate Senior
     A-2          303,556,000      2.79 / 3.15      22 - 59 / 22 - 149       AAA/Aaa             Apr 2036      Floating Rate Senior
     M-1           32,900,000      4.21 / 4.58      44 - 59 / 44 - 113       AA+/Aa1             Mar 2036   Floating Rate Mezzanine
     M-2           19,600,000      3.91 / 4.24      41 - 59 / 41 - 101        AA/Aa2             Feb 2036   Floating Rate Mezzanine
     M-3            5,950,000      3.81 / 4.10      40 - 59 / 40 - 90        AA-/Aa3             Jan 2036   Floating Rate Mezzanine
     M-4            8,750,000      3.75 / 4.00      39 - 59 / 39 - 85         A+/A1              Dec 2035   Floating Rate Mezzanine
     M-5            6,300,000      3.71 / 3.89      38 - 59 / 38 - 77          A/A2              Oct 2035   Floating Rate Mezzanine
     M-6            3,850,000      3.67 / 3.76      38 - 59 / 38 - 68         A-/A3              Aug 2035   Floating Rate Mezzanine
-----------------------------------------------------------------------------------------------------------------------------------
     M-7            3,500,000                              Not Offered Herein                               Floating Rate Mezzanine
-----------------------------------------------------------------------------------------------------------------------------------
     M-8            3,500,000      3.37 / 3.37      37 - 53 / 37 - 53        BBB/Baa2            Jan 2035   Floating Rate Mezzanine
      B             3,500,000      3.08 / 3.08      37 - 40 / 37 - 40       BBB-/Baa3            Mar 2034 Floating Rate Subordinate
               -----------------
   Total:        $697,200,000
-----------------------------------------------------------------------------------------------------------------------------------

(1) The respective margins on the Class A Certificates will double and the respective margins on the Subordinate Certificates will be equal to 1.5x the related original margin after the Clean-up Call date.
(2) The principal balance of each class of Certificates is subject to a 10% variance.
(3)   See "Pricing Prepayment Speed" below.
(4) Rating Agency Contacts: Rasool Alizadeh, Standard & Poors, 212.438.3136 and Eric Fellows, Moody's Ratings, 415.274.1728.


Trust/Issuer:                  Asset-Backed Certificates, Series 2006-IM1.

Depositor:                     CWABS, Inc.

Seller:                        Countrywide Home Loans, Inc ("Countrywide").

Master Servicer:               Countrywide Home Loans Servicing LP.

Underwriter:                   Countrywide Securities Corporation.

Originator:                    Impac Funding Corporation.

Trustee/Custodian:             The Bank of New York, a New York banking corporation.

                           Offered Certificates: The (i) Class A-1 and Class A-2 Certificates (collectively, the "Class A
                           Certificates") and (ii) Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                           Class M-7, Class M-8 and Class B Certificates (collectively, the "Subordinate Certificates").
                           The Class A and the Subordinate Certificates (collectively, the "Offered Certificates") are being offered publicly.


Non-Offered Certificates:      The "Non-Offered Certificates" consist of the Class C, Class P and Class A-R Certificates.
                               The Offered Certificates and Non-Offered Certificates are collectively referred to herein as the "Certificates."

Federal Tax Status:            It is anticipated  that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:                  The Offered Certificates will be available in book-entry form through DTC, Clearstream, Luxembourg and the Euroclear System.



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THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES
(OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

                                                  3

[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


Statistical Pool
Calculation Date:              January 1, 2006.

Cut-off Date:                  As to any Mortgage Loan, the later of January 1, 2006 and the origination date of such Mortgage
                               Loan.

Expected Pricing Date:         January [12], 2006.

Expected Closing Date:         January [30], 2006.

Expected Settlement Date:      January [30], 2006.

Distribution Date:             The 25th day of each month (or, if not a business day, the next succeeding business day), commencing in February 2006.

Accrued Interest:              The price to be paid by investors for the Offered Certificates will not include accrued interest
                               (i.e., settling flat).

Interest Accrual Period:       The "Interest Accrual Period" for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first
                               Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day basis).

ERISA Eligibility:             The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the
                               Internal Revenue Code of 1986, as amended, subject to certain considerations.

SMMEA Eligibility:             The Class A, Class M-1, Class M-2 and Class M-3 Certificates are expected to constitute "mortgage related securities" for the purposes of SMMEA. The remaining Offered Certificates will not constitute "mortgage related securities" for the purposes of SMMEA.

Optional Termination:          The terms of the transaction allow for a clean-up call (the "Clean-up Call"), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10%
                               of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:      The Offered Certificates will be priced based on the following collateral prepayment assumptions:

                               ---------------------------------------------------------------------------------------------------
                               Adjustable Rate Mortgage Loans
                               ---------------------------------------------------------------------------------------------------
                               100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 35 and remaining constant at 35% CPR from month 35 and thereafter.
                               ---------------------------------------------------------------------------------------------------


Mortgage Loans:                The collateral tables included in this Preliminary Term Sheet as Appendix A represent a statistical pool of Mortgage Loans with scheduled balances as of the Statistical Pool Calculation Date (the
                               "Statistical Pool"). It is expected that (a) additional mortgage loans will be included in the
                               Trust on the Closing Date and (b) certain Mortgage Loans may be prepaid or otherwise deleted from the pool of Mortgage Loans delivered to the Trust on the Closing Date (the "Mortgage Pool"). The
                               characteristics of the Mortgage Pool will vary from the characteristics of the Statistical Pool described herein, although any such difference is not expected to be material. See the attached collateral descriptions for additional information.



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THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES
(OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

                                                  4
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[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


                               As of the Statistical Pool Calculation Date, the aggregate principal balance of the Mortgage
                               Loans will be approximately $700,000,400, all of which are adjustable rate Mortgage Loans, (the
                               "Mortgage Loans").

Pass-Through Rate:             The Pass-Through Rate for each class of Offered Certificates will be equal to the lesser of (a)
                               one-month LIBOR plus the related margin for such class, and (b) the Net Rate Cap.

Adjusted Net
Mortgage Rate:                 The "Adjusted Net Mortgage Rate" for each Mortgage Loan is equal to the gross mortgage rate of the Mortgage Loan less the sum of (a) the servicing fee rate, (b) with respect to only those loans covered under lender-paid mortgage insurance policies, the related premium rate and (c) the trustee fee rate (such sum, the "Expense Fee Rate").

Net Rate Cap:                  The "Net Rate Cap" is equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage
                               Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Net Rate Carryover:            For any class of Offered  Certificates, on any Distribution Date, the "Net Rate Carryover" will equal the sum of (a) the excess of (i) the amount of interest that would have accrued thereon if the Pass-Through Rate had not been limited by the Net Rate Cap over (ii) the amount of interest accrued based on the Net Rate Cap, and (b) the aggregate of any unpaid Net Rate Carryover from previous Distribution Dates together with accrued interest thereon at the related Pass-Through
                               Rate (without giving effect to the Net Rate Cap). Net Rate Carryover will be paid to the extent available from proceeds received on the Corridor Contract and any remaining Excess Cashflow as described under the heading "Certificates Priority of Distributions" below.

Corridor Contract:             The Trust will include payments from a one-month LIBOR corridor contract (the "Corridor  Contract")
                               for the benefit of the Offered Certificates. On the Closing Date, the notional amount of the
                               Corridor Contract will equal approximately $697,200,000, and will amortize down pursuant to an amortization schedule (as set forth in an appendix hereto) that is generally estimated to decline in relation to the amortization of the Offered Certificates. With respect to each Distribution
                               Date, payments received on the Corridor Contract will be available to pay the holders of the
                               Offered Certificates the related Net Rate Carryover, pro rata, first based on certificate principal balances thereof and second based on remaining unpaid Net Rate Carryover. Any amounts received on the Corridor Contract on a Distribution Date that are not used to pay the Net Rate
                               Carryover on the Certificates on such Distribution Date will be distributed instead to the holder of the Class C Certificates or the Seller and will not be available for payments of Net Rate
                               Carryover on any class of Certificates on future Distribution Dates.

Credit Enhancement:            The Trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Offered Certificates, as the case may be:

                                   1)  Subordination
                                   2)  Overcollateralization
                                   3)  Excess Cashflow

                               --------------------------------------------------------------------------------------------
                                                                           Pre-Stepdown Subordination          Target
                                                                          (after initial O/C Target is    Subordination at
                                 Class           S&P/ Moody's                      reached) (1)                Stepdown
                               --------------------------------------------------------------------------------------------
                                     A                 AAA/Aaa                       12.95%                    25.90%
                               --------------------------------------------------------------------------------------------
                                    M-1                AA+/Aa1                        8.25%                    16.50%
                               --------------------------------------------------------------------------------------------
                                    M-2                AA/Aa2                         5.45%                    10.90%
                               --------------------------------------------------------------------------------------------
                                    M-3                AA-/Aa3                        4.60%                     9.20%
                               --------------------------------------------------------------------------------------------
                                    M-4                 A+/A1                         3.35%                     6.70%
                               --------------------------------------------------------------------------------------------
                                    M-5                 A/A2                          2.45%                     4.90%
                               --------------------------------------------------------------------------------------------
                                    M-6                 A-/A3                         1.90%                     3.80%
                               --------------------------------------------------------------------------------------------
                                    M-7               BBB+/Baa1                       1.40%                     2.80%
                               --------------------------------------------------------------------------------------------
                                    M-8               BBB/Baa2                        0.90%                     1.80%
                               --------------------------------------------------------------------------------------------



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THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES
(OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

                                                  5
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[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

                               --------------------------------------------------------------------------------------------
                                     B                BBB-/Baa3                       0.40%                     0.80%
                               --------------------------------------------------------------------------------------------

                               (1) Initial overcollateralization at closing is 0.40%. Does not include any credit for Excess
                                   Interest.

Subordination:                 The Subordinate Certificates will be subordinate to, and provide credit support for, the Class A
                               Certificates. Among the Subordinate Certificates, each Subordinate Certificate will rank in priority from highest to lowest in the following order: Class M-1, Class M-2, Class M-3, Class
                               M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, with each subsequent class providing credit support for the prior class or classes, if any.

Overcollateralization:         On the Closing Date, the aggregate principal balance of the Mortgage Loans will exceed the aggregate principal balance of the Certificates, resulting in Overcollateralization equal to the initial Overcollateralization Target (as defined below). Any realized losses on the Mortgage
                               Loans will be covered first by Excess Cashflow and then by Overcollateralization. In the event that the Overcollateralization is so reduced, Excess Cashflow will be directed to pay principal on the Certificates, resulting in the limited acceleration of the Certificates relative to the amortization of the Mortgage Loans, until the Overcollateralization is restored to the
                               Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Overcollateralization is reduced below the Overcollateralization Target by realized losses.

Overcollateralization
Target:                        Prior to the Stepdown Date or if a Trigger Event (as described below) is in effect, 0.40%
                               of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the
                               "Overcollateralization Target"). The initial amount of Overcollateralization will be approximately 0.40%.

                               On or after the Stepdown Date, the Overcollateralization Target will be equal to 0.80% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor of 0.35% (the "O/C Floor") of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if a Trigger Event is in effect on the related
                               Distribution Date, the Overcollateralization Target will be equal to the Overcollateralization
                               Target on the prior Distribution Date.

Excess Cashflow:               "Excess Cashflow" for any Distribution Date will be equal to the available funds remaining after interest and principal distributions as described under "Certificates Priority of Distributions."

Trigger Event:                 A "Trigger Event" will be in effect on a Distribution Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such
                               Distribution Date.

Delinquency Trigger:           With respect to the Certificates, a "Delinquency Trigger" will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosure, and REO) for the outstanding Mortgage Loans equals or exceeds the Senior Enhancement Percentage. As used above, the "Senior Enhancement Percentage" with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is equal to: (a) the excess of (i) the aggregate current principal balance of the Mortgage Loans for the preceding Distribution Date, over (ii)
                               the aggregate certificate principal balance of the most senior class or classes of Certificates as of the preceding master servicer advance date, and the denominator of which is equal to (b)
                               the aggregate current principal balance of the Mortgage Loans for the preceding Distribution
                               Date.

Cumulative Loss Trigger:       With respect to the Certificates, a "Cumulative Loss Trigger" will occur if the aggregate amount of realized losses on the Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, as set forth below:



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THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES
(OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

                                                  6
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[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
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

                                Period (month)            Percentage
                                --------------            ----------
                                25 - 36                   [0.50]% with respect to January 2008, plus an
                                                          additional 1/12th of [0.50]% for each month thereafter
                                37 - 48                   [1.00]% with respect to January 2009, plus an
                                                          additional 1/12th of [0.75]% for each month thereafter
                                49 - 60                   [1.75]% with respect to January 2010, plus an
                                                          additional 1/12th of [0.25]% for each month thereafter
                                61 - 72                   [2.00]% with respect to January 2011, plus an
                                                          additional 1/12th of [0.50]% for each month thereafter
                                73+                       [2.50]%

Stepdown Date:                 The earlier to occur of:
                                   (i)  the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and
                                   (ii) the later to occur of:
                                          a. the Distribution Date in January 2009.
                                          b. the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates is less than or equal to 74.10% of the aggregate principal balance of the Mortgage Loans for such Distribution Date.

Allocation of Losses:          Any realized losses on the Mortgage Loans not covered by Excess Interest or Overcollateralization will be allocated to each class of Subordinate Certificates, in the following order: to the Class
                               B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1
                               Certificates, in each case until the respective certificate principal balance of such class has been reduced to zero. In addition, if the aggregate certificate principal balance of the
                               Subordinate Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses will be allocated pro rata to the Class A Certificates based on the certificate principal balance for each such certificate until the certificate principal balances thereof are reduced to zero.

Certificates Priority
of Distributions:              Available funds from the Mortgage Loans will be distributed in the following order of priority:

                               1)   Interest funds, sequentially, as follows: (a) first, current and unpaid interest, to the Class A Certificates, pro rata based on their entitlement, then (b) current interest, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
                                    M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates;
                               2)   Principal funds, sequentially (i) sequentially, to the Class A-1 and Class
                                    A-2 Certificates, in that order then (ii) sequentially, to the Class M-1, Class M-2,
                                    Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B
                                    Certificates, each as described more fully under "Principal Paydown" below;
                               3)   Excess Cashflow as principal to the Class A Certificates and Subordinate
                                    Certificates to restore or maintain Overcollateralization, as described under
                                    "Overcollateralization Target;"
                               4)   Any remaining Excess Cashflow to pay any unpaid realized loss amounts to the Class
                                    A Certificates, pro rata, based on the unpaid realized loss amount for each such class of certificates;
                               5)   Any remaining Excess Cashflow to pay any unpaid interest and then to pay any unpaid realized loss amounts sequentially to the Class M-1, Class M-2, Class M-3, Class
                                    M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates;
                               6)   Any remaining Excess Cashflow to pay Net Rate Carryover remaining unpaid after application of amounts received under the Corridor Contract (as described above);
                               7)   To the Non-Offered Certificates, any remaining amounts as described in the pooling and servicing agreement.

                               Excess Cashflow available to cover Net Rate Carryover (after application of amounts received under the Corridor Contract) shall generally be distributed to the Offered
                               Certificates on a pro rata basis, first


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THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES
(OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

                                                  7
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[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

                               based on certificate principal balances thereof and second based on any remaining unpaid Net Rate
                               Carryover.

Principal Paydown:             Prior to the Stepdown Date or if a Trigger Event is in effect on any Distribution Date, 100% of the available principal funds will be paid sequentially to the Class A-1 and Class A-2 Certificates, in that order, however, that if the Class A Certificates have been retired, such amounts will be applied sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                               Class M-8 and Class B Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

                               On any Distribution Date on or after the Stepdown Date, and if a Trigger Event is not in effect on such Distribution Date, the Offered Certificates will be entitled to receive payments of principal in the following order of priority: (i) first sequentially to the Class A-1 and Class
                               A-2 Certificates, in that order, such that the unpaid principal balance of the Class A
                               Certificates in the aggregate will have 25.90% subordination, (ii) second, to the Class M-1
                               Certificates such that the Class M-1 Certificates will have 16.50% subordination, (iii) third, to the Class M-2 Certificates such that the Class M-2 Certificates will have 10.90% subordination,
                               (iv) fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have 9.20%
                               subordination, (v) fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have 6.70% subordination, (vi) sixth, to the Class M-5 Certificates such that the Class M-5
                               Certificates will have 4.90% subordination, (vii) seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have 3.80% subordination, (viii) eighth, to the Class M-7
                               Certificates, such that the Class M-7 Certificates will have 2.80% subordination (ix) ninth, to the Class M-8 Certificates such that the Class M-8 Certificates will have 1.80% subordination and
                               (x) tenth, to the Class B Certificates such that the Class B Certificates will have 0.80%
                               subordination.

         [Discount Margin Tables, Corridor Contract Schedules, Available Funds Schedule, and Collateral Tables to Follow]


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THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES
(OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

                                                  8

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[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

                                            Discount Margin Tables (1)

           Class A-1 (To Call)
           -----------------------------------------------------------------------------------
                Margin                      0.10%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   10         10         10         10         10
           ===================================================================================
            WAL (yr)                      1.59       1.23       1.00       0.83       0.71
            MDUR (yr)                     1.51       1.18       0.96       0.80       0.69
            First Prin Pay               Feb06      Feb06      Feb06      Feb06      Feb06
            Last Prin Pay                Oct08      Feb08      Nov07      Jul07      Apr07
           -----------------------------------------------------------------------------------

           Class A-1 (To Maturity)
           -----------------------------------------------------------------------------------
                Margin                      0.10%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   10         10         10         10         10
           ===================================================================================
            WAL (yr)                      1.59       1.23       1.00       0.83       0.71
            MDUR (yr)                     1.51       1.18       0.96       0.80       0.69
            First Prin Pay               Feb06      Feb06      Feb06      Feb06      Feb06
            Last Prin Pay                Oct08      Feb08      Nov07      Jul07      Apr07
           -----------------------------------------------------------------------------------

           Class A-2 (To Call)
           -----------------------------------------------------------------------------------
                Margin                      0.24%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   24         24         24         24         24
           ===================================================================================
            WAL (yr)                      6.72       4.17       2.79       2.03       1.77
            MDUR (yr)                     5.57       3.69       2.57       1.92       1.68
            First Prin Pay               Oct08      Feb08      Nov07      Jul07      Apr07
            Last Prin Pay                Apr17      Mar13      Dec10      Nov08      Feb08
           -----------------------------------------------------------------------------------

           Class A-2 (To Maturity)
           -----------------------------------------------------------------------------------
                Margin                      0.24%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   25         26         26         24         24
           ===================================================================================
            WAL (yr)                      7.43       4.67       3.15       2.03       1.77
            MDUR (yr)                     5.93       4.01       2.83       1.92       1.68
            First Prin Pay               Oct08      Feb08      Nov07      Jul07      Apr07
            Last Prin Pay                Sep30      Jun23      Jun18      Nov08      Feb08
           -----------------------------------------------------------------------------------



(1) See definition of Pricing Prepayment Speed above.

------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

           Class M-1 (To Call)
           -----------------------------------------------------------------------------------
                Margin                      0.44%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   44         44         44         44         44
           ===================================================================================
            WAL (yr)                      7.34       4.83       4.21       3.21       2.13
            MDUR (yr)                     5.99       4.22       3.77       2.95       2.01
            First Prin Pay               Jun09      May09      Sep09      Nov08      Feb08
            Last Prin Pay                Apr17      Mar13      Dec10      Apr09      Mar08
           -----------------------------------------------------------------------------------

           Class M-1 (To Maturity)
           -----------------------------------------------------------------------------------
                Margin                      0.44%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   45         46         45         53         50
           ===================================================================================
            WAL (yr)                      8.10       5.35       4.58       5.66       3.09
            MDUR (yr)                     6.37       4.55       4.04       4.87       2.82
            First Prin Pay               Jun09      May09      Sep09      Nov08      Feb08
            Last Prin Pay                Jan26      Jun19      Jun15      Jan15      Sep11
           -----------------------------------------------------------------------------------


           Class M-2 (To Call)
           -----------------------------------------------------------------------------------
                Margin                      0.46%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   46         46         46         46         46
           ===================================================================================
            WAL (yr)                      7.34       4.78       3.91       3.24       2.15
            MDUR (yr)                     5.98       4.17       3.52       2.97       2.02
            First Prin Pay               Jun09      Mar09      Jun09      Apr09      Mar08
            Last Prin Pay                Apr17      Mar13      Dec10      Apr09      Mar08
           -----------------------------------------------------------------------------------

           Class M-2 (To Maturity)
           -----------------------------------------------------------------------------------
                Margin                      0.46%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   47         48         47         51         48
           ===================================================================================
            WAL (yr)                      8.02       5.25       4.24       4.11       2.35
            MDUR (yr)                     6.33       4.48       3.76       3.69       2.20
            First Prin Pay               Jun09      Mar09      Jun09      Sep09      Apr08
            Last Prin Pay                Mar24      Jan18      Jun14      Jan12      Apr09
           -----------------------------------------------------------------------------------

------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

           Class M-3 (To Call)
           -----------------------------------------------------------------------------------
                Margin                      0.48%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   48         48         48         48         48
           ===================================================================================
            WAL (yr)                      7.34       4.75       3.81       3.24       2.15
            MDUR (yr)                     5.97       4.15       3.43       2.96       2.02
            First Prin Pay               Jun09      Mar09      May09      Apr09      Mar08
            Last Prin Pay                Apr17      Mar13      Dec10      Apr09      Mar08
           -----------------------------------------------------------------------------------


           Class M-3 (To Maturity)
           -----------------------------------------------------------------------------------
                Margin                      0.48%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   49         49         49         51         49
           ===================================================================================
            WAL (yr)                      7.94       5.17       4.10       3.73       2.27
            MDUR (yr)                     6.29       4.42       3.65       3.37       2.13
            First Prin Pay               Jun09      Mar09      May09      Jul09      Apr08
            Last Prin Pay                Jun22      Oct16      Jul13      Apr11      Sep08
           -----------------------------------------------------------------------------------


           Class M-4 (To Call)
           -----------------------------------------------------------------------------------
                Margin                      0.64%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   64         64         64         64         64
           ===================================================================================
            WAL (yr)                      7.34       4.75       3.75       3.24       2.15
            MDUR (yr)                     5.93       4.13       3.37       2.95       2.02
            First Prin Pay               Jun09      Mar09      Apr09      Apr09      Mar08
            Last Prin Pay                Apr17      Mar13      Dec10      Apr09      Mar08
           -----------------------------------------------------------------------------------

           Class M-4 (To Maturity)
           -----------------------------------------------------------------------------------
                Margin                      0.64%
           -----------------------------------------------------------------------------------
           Percent of Pricing             50%        75%        100%       125%       150%
           Prepayment Speed

           ===================================================================================
             DM @ 100-00                   65         66         66         67         65
           ===================================================================================
            WAL (yr)                      7.86       5.11       4.00       3.55       2.23
            MDUR (yr)                     6.20       4.36       3.56       3.21       2.09
            First Prin Pay               Jun09      Mar09      Apr09      Apr09      Mar08
            Last Prin Pay                Sep21      Apr16      Feb13      Jan11      Jul08
           -----------------------------------------------------------------------------------



------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


          Class M-5 (To Call)
          ------------------------------------------------------------------------------------
               Margin                       0.66%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 100-00                    66         66         66         66         66
           ===================================================================================
           WAL (yr)                       7.34       4.74       3.71       3.21       2.15
           MDUR (yr)                      5.93       4.11       3.34       2.93       2.02
           First Prin Pay                Jun09      Feb09      Mar09      Mar09      Mar08
           Last Prin Pay                 Apr17      Mar13      Dec10      Apr09      Mar08
          ------------------------------------------------------------------------------------


          Class M-5 (To Maturity)
          ------------------------------------------------------------------------------------
               Margin                       0.66%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 100-00                    67         67         67         67         66
           ===================================================================================
           WAL (yr)                       7.71       4.99       3.89       3.35       2.17
           MDUR (yr)                      6.13       4.28       3.47       3.05       2.04
           First Prin Pay                Jun09      Feb09      Mar09      Mar09      Mar08
           Last Prin Pay                 Apr20      Apr15      Jun12      Jun10      May08
          ------------------------------------------------------------------------------------


          Class M-6 (To Call)
          ------------------------------------------------------------------------------------
               Margin                       0.72%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 100-00                    72         72         72         72         72
           ===================================================================================
           WAL (yr)                       7.34       4.73       3.67       3.14       2.15
           MDUR (yr)                      5.91       4.10       3.30       2.87       2.02
           First Prin Pay                Jun09      Feb09      Mar09      Feb09      Mar08
           Last Prin Pay                 Apr17      Mar13      Dec10      Apr09      Mar08
          ------------------------------------------------------------------------------------

          Class M-6 (To Maturity)
          ------------------------------------------------------------------------------------
               Margin                       0.72%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 100-00                    73         73         73         73         72
           ===================================================================================
           WAL (yr)                       7.53       4.85       3.76       3.21       2.16
           MDUR (yr)                      6.02       4.19       3.36       2.93       2.03
           First Prin Pay                Jun09      Feb09      Mar09      Feb09      Mar08
           Last Prin Pay                 Nov18      Apr14      Sep11      Nov09      Apr08
          ------------------------------------------------------------------------------------

------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


          Class M-7 (To Call)
          ------------------------------------------------------------------------------------
               Margin                       1.30%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 98.85119                 150        158        165        171        187
           ===================================================================================
           WAL (yr)                       7.27       4.68       3.63       3.07       2.15
           MDUR (yr)                      5.71       3.98       3.22       2.77       1.99
           First Prin Pay                Jun09      Feb09      Mar09      Jan09      Mar08
           Last Prin Pay                 Apr17      Mar13      Dec10      Apr09      Mar08
          ------------------------------------------------------------------------------------


          Class M-7 (To Maturity)
          ------------------------------------------------------------------------------------
               Margin                       1.30%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 98.85119                 150        158        165        171        187
           ===================================================================================
           WAL (yr)                       7.28       4.69       3.64       3.08       2.15
           MDUR (yr)                      5.72       3.99       3.22       2.78       1.99
           First Prin Pay                Jun09      Feb09      Mar09      Jan09      Mar08
           Last Prin Pay                 Sep17      Jun13      Feb11      Jun09      Mar08
          ------------------------------------------------------------------------------------

          Class M-8 (To Call)
          ------------------------------------------------------------------------------------
               Margin                       1.30%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 97.85832                 169        186        200        208        236
           ===================================================================================
           WAL (yr)                       6.83       4.38       3.37       2.98       2.15
           MDUR (yr)                      5.45       3.77       3.01       2.69       1.99
           First Prin Pay                Jun09      Feb09      Feb09      Dec08      Mar08
           Last Prin Pay                 Apr16      Jul12      Jun10      Jan09      Mar08
          ------------------------------------------------------------------------------------

          Class M-8 (To Maturity)
          ------------------------------------------------------------------------------------
               Margin                       1.30%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 97.85832                 169        186        200        208        236
           ===================================================================================
           WAL (yr)                       6.83       4.38       3.37       2.98       2.15
           MDUR (yr)                      5.45       3.77       3.01       2.69       1.99
           First Prin Pay                Jun09      Feb09      Feb09      Dec08      Mar08
           Last Prin Pay                 Apr16      Jul12      Jun10      Jan09      Mar08
          ------------------------------------------------------------------------------------


------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

          Class B (To Call)
          ------------------------------------------------------------------------------------
               Margin                       1.30%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 95.2667                  232        279        300        310        368
          -----------------------------=======================================================
          =============================-------------------------------------------------------
           WAL (yr)                       5.56       3.59       3.08       2.90       2.15
           MDUR (yr)                      4.60       3.16       2.76       2.61       1.97
           First Prin Pay                Jun09      Feb09      Feb09      Dec08      Mar08
           Last Prin Pay                 Feb14      Feb11      May09      Dec08      Mar08
          ------------------------------------------------------------------------------------

          Class B (To Maturity)
          ------------------------------------------------------------------------------------
               Margin                       1.30%
          ------------------------------------------------------------------------------------
          Percent of Pricing              50%        75%        100%       125%       150%
          Prepayment Speed

          ====================================================================================
            DM @ 95.2667                  232        279        300        310        368
          -----------------------------=======================================================
          =============================-------------------------------------------------------
           WAL (yr)                       5.56       3.59       3.08       2.90       2.15
           MDUR (yr)                      4.60       3.16       2.76       2.61       1.97
           First Prin Pay                Jun09      Feb09      Feb09      Dec08      Mar08
           Last Prin Pay                 Feb14      Feb11      May09      Dec08      Mar08
          ------------------------------------------------------------------------------------


------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                     Corridor Contract Agreement Schedule and Strike Rates

----------------------------------------------------------------------------------------------------------------------------
               Notional Schedule     Cap Strike   Cap Ceiling               Notional Schedule    Cap Strike    Cap Ceiling
   Period              ($)               (%)           (%)        Period            ($)              (%)           (%)
----------------------------------------------------------------------------------------------------------------------------
      1              697,200,000      6.60134%      8.70000%        18            461,776,281      6.24301%      9.06917%
----------------------------------------------------------------------------------------------------------------------------
      2              691,036,493      6.11046%      8.69932%        19            448,121,908      6.06112%      9.07131%
----------------------------------------------------------------------------------------------------------------------------
      3              683,286,347      5.50253%      8.69717%        20            434,586,652      6.06291%      9.06706%
----------------------------------------------------------------------------------------------------------------------------
      4              673,956,625      5.77007%      8.69003%        21            421,330,817      6.43022%      8.99307%
----------------------------------------------------------------------------------------------------------------------------
      5              663,064,685      5.58135%      8.68934%        22            405,941,700      7.92419%      8.54351%
----------------------------------------------------------------------------------------------------------------------------
      6              650,639,096      5.77746%      8.68900%        23            372,438,236      8.22367%      8.46606%
----------------------------------------------------------------------------------------------------------------------------
      7              636,718,330      5.58643%      8.68937%        24            340,989,339      7.94868%      8.48973%
----------------------------------------------------------------------------------------------------------------------------
      8              621,374,584      5.58862%      8.68746%        25            312,176,202      7.95936%      8.98540%
----------------------------------------------------------------------------------------------------------------------------
      9              604,678,039      5.78835%      8.67803%        26            285,779,483      8.52972%      8.93479%
----------------------------------------------------------------------------------------------------------------------------
     10              586,899,033      5.97176%      8.65328%        27            261,637,384      7.97181%      8.92355%
----------------------------------------------------------------------------------------------------------------------------
     11              569,584,229      6.23532%      8.64875%        28            239,570,893      8.35674%      8.35674%
-------------- --------------------- ------------ -------------- ---------- -------------------- ------------- -------------
     12              552,778,108      6.02451%      8.65041%        29            219,774,312      8.07820%      8.37348%
----------------------------------------------------------------------------------------------------------------------------
     13              536,465,188      6.02631%      9.15020%        30            204,739,699      8.35727%      8.35727%
----------------------------------------------------------------------------------------------------------------------------
     14              520,623,116      6.70459%      9.14315%        31            193,310,522      8.07913%      8.35758%
----------------------------------------------------------------------------------------------------------------------------
     15              505,246,681      6.02720%      9.13947%        32            184,630,817      8.08129%      8.35247%
----------------------------------------------------------------------------------------------------------------------------
     16              490,322,131      6.24317%      9.07410%
----------------------------------------------------------------------------------------------------------------------------
     17              475,836,253      6.03192%      9.07339%
----------------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------            Countrywide Asset-Backed Certificates,
SECURITIES CORPORATION                                          Series 2006-IM1
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


                      Available Funds Rate Schedule (1)
                      ---------------------------------

-------------------------------------------------------------       ------------------------------------------------------------
                    Available Funds          Available Funds                             Available Funds        Available Funds
    Period              Rate (%)              Rate (%)                Period                 Rate (%)               Rate (%)
---------------- ----------------------- --------------------       -----------------   --------------------    ----------------
                          (2)                    (3)                                          (2)                   (3)
-------------------------------------------------------------       ------------------------------------------------------------
       1                 6.901                  9.000                   47                   8.704                 11.973
       2                 6.411                  9.000                   48                   8.424                 11.587
       3                 5.803                  9.000                   49                   8.424                 11.587
       4                 6.069                  9.000                   50                   9.326                 12.829
       5                 5.881                  9.000                   51                   8.424                 11.592
       6                 6.077                  9.000                   52                   8.704                 11.980
       7                 5.886                  9.000                   53                   8.424                 11.594
       8                 5.888                  9.000                   54                   8.704                 11.980
       9                 6.087                  9.000                   55                   8.424                 11.594
      10                 6.267                  9.000                   56                   8.424                 11.594
      11                 6.530                  9.000                   57                   8.705                 11.981
      12                 6.320                  9.000                   58                   8.425                 11.596
      13                 6.321                  9.500                   59                   8.706                 11.982
      14                 6.999                  9.500                ---------------------------------------------------------
      15                 6.323                  9.500
      16                 6.540                  9.500
      17                 6.329                  9.500
      18                 6.540                  9.500
      19                 6.359                  9.500
      20                 6.360                  9.500
      21                 6.728                  9.500
      22                 8.231                  9.500
      23                 8.532                  9.500
      24                 8.257                  9.500
      25                 8.267                 10.000
      26                 8.838                 10.000
      27                 8.280                 10.000
      28                 8.661                 10.016
      29                 8.382                 10.000
      30                 8.662                 10.029
      31                 8.383                 10.000
      32                 8.385                 10.000
      33                 8.697                 10.214
      34                 8.419                 10.862
      35                 8.700                 11.286
      36                 8.419                 10.922
      37                 8.420                 10.924
      38                 9.322                 12.097
      39                 8.424                 11.002
      40                 8.704                 11.950
      41                 8.424                 11.572
      42                 8.704                 11.958
      43                 8.424                 11.574
      44                 8.424                 11.576
      45                 8.704                 11.970
      46                 8.424                 11.587
--------------------------------------------------------



(1) Subject to those limitations set forth under "Pass-Through Rate" of the attached Computational Materials.
(2) Assumes that 1-Month LIBOR stays at 4.420%, 6-Month LIBOR stays at 4.680%, 1-Year LIBOR stays at 4.790%, the collateral is run at the Pricing Prepayment Speed to call and includes all projected cash proceeds (if any) from the Corridor Contract.
(3) Assumes that 1-Month, 6-Month LIBOR and 1-Year LIBOR instantaneously increase by 2000 basis points, the collateral is run at the Pricing Prepayment Speed and includes all projected cash proceeds (if any) from the Corridor Contract.

------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).